UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2011

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19655 Descartes, Foothill Ranch
California, 92610-2609
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission, DecisionPoint Systems, International Inc. entered into a Loan and Security Agreement with Silicon Valley Bank dated as of December 15, 2006, as subsequently amended (the “Loan Agreement”).  The Loan Agreement provides for, among other things, a $10 million line of credit and a term loan of up to $3,000,000 million secured by substantially all the assets of the Company. DecisionPoint Systems Group, Inc., DecisionPoint Systems CA, Inc.,  DecisionPoint Systems CT Inc., and CMAC, Inc., each of which is a subsidiary of DecisonPoint Systems, Inc., and Silicon Valley Bank (“SVB”) entered into a Limited Waiver and Amendment to Loan and Security Agreement., dated September 27, 2011 (the “Waiver”).  Pursuant to the Waiver, the Bank waived any Liquidity Covenant Default and any Profitability Covenant Default (as these terms are defined in the Loan Agreement) that may have occurred during the compliance period ended July 31, 2011.

The Waiver also made certain amendments to the Loan Agreement including the following:

The provisions in Section 2.1.2, Letters of Credit Sublimit, were deleted;
The provisions in Section 2.1.3, Modified Foreign Exchange Sublimit, were deleted;
The provisions in Section 2.1.4, Modified Cash Management Services Sublimit, were deleted;
The provisions in Section 2.1.5, Modified Overall Aggregate Sublimit, were deleted;
Section 2.2, Overadvances, was amended as follows:

Overadvances.  If at any time or for any reason the total of all outstanding Advances and all other monetary Obligations exceeds Net Borrowing Availability (an “Overadvance”), Borrower shall immediately pay the amount of the excess to Bank, without notice or demand.  Without limiting Borrower’s obligation to repay to Bank the amount of any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

The provisions in Section 2.4(b) Letter of Credit Fee, were deleted;
Section 6.9 Financial Covenants, was also amended.  This Section now provides that that the Borrower must maintain as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries:

The ratio of (i) unrestricted cash and Cash Equivalents maintained at the Bank plus the Availability Amount with respect to the line of credit to (ii) 50% of the outstanding principal amount of the Term Loan of not less than $1.50 to $1.00.

Commencing with the month ending August 31, 2011, and each month ending thereafter, a Tangible Net Worth of at least the following: $(6,800,000) plus (i) 50% of the Borrower’s net income in each fiscal quarter ending after the date of the Waiver agreement;

The definition of Borrowing Base in Section 13.1 was amended to read as follows:

"Borrowing Base" is (a) 80% of Eligible Accounts, as determined by Bank from Borrower's most recent Transaction Report minus (b) 50% of the outstanding principal amount of the Term Loan; provided, however, that Bank may decrease the foregoing percentage in subclause (a) above in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

The definition of Revolving Line Maturity Date was amended to extend the date until February 28, 2013;

The definition of Maturity Date was amended to be the earlier of (a) December 1, 2013 or (b) the dated the Revolving Line matures or is otherwise terminated; and

The Waiver also modified, added or deleted certain definitions as set for in the Amendment.

The forgoing descriptions of the Waiver and Amendment to Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Waiver and Amendment to Loan and Security Agreement, a copy of which is attached to this Current Report on Form 8-K and incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Limited Waiver and Amendment to Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: October 13, 2011	By:	/s/ Donald W. Rowley
Name: Donald W. Rowley
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Limited Waiver and Amendment to Loan and Security Agreement

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